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                                                                    Exhibit 23.1


                  [Letterhead of PricewaterhouseCoopers LLP]




To the Board of Directors of
Clark Refining & Marketing, Inc.:


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 4, 1997 on our audits of the consolidated financial statements of Clark Refining & Marketing, Inc. We also consent to the reference to our Firm under the caption "Experts".


                                       PricewaterhouseCoopers LLP


St. Louis, Missouri
September 25, 1998